EXHIBIT - 10.8

               FORM OF EXECUTIVE LIFE INSURANCE PLAN












































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                    EXECUTIVE LIFE INSURANCE PLAN
THIS AGREEMENT is made the _________ day of ______________, 19__, by and between JOHN H. HARLAND COMPANY ("Corporation") and __________________, ("Employee").

                           INTRODUCTION

Corporation has purchased a life insurance policy on the life of Employee.
As specified below, the ownership of the policy is vested entirely in Corporation; however, the death proceeds are divided between Corporation and Employee. Corporation does hereby retain all ownership rights to the policy, but acknowledges that Employee has rights in the death proceeds as set forth and delineated in this agreement.

                            AGREEMENT

  NOW, THEREFORE, Corporation and Employee agree as follows:

                         ARTICLE I. POLICY

The life insurance policy with which this Agreement deals is Policy Number 5185846 ("Policy") issued by Confederation Life Insurance Company
("Insurer"), on the life of the Employee.

                 ARTICLE II. SPLIT DOLLAR VARIATION

With respect to the subject policy, the Corporation and the Employee agree that each premium on the Policy shall be paid by the Corporation as it becomes due; however, in the event of Employee's death, while employed by Corporation or after retiring as an employee of Corporation following Employee's vesting of benefits under the now deleted Article 2 of the "Agreement" (as defined in Section 3.2(b)(ii), below), the death proceeds shall be payable as set forth in Article III below.

      ARTICLE III. OWNERSHIP OF LIFE INSURANCE POLICY and RIGHTS IN
                          DEATH PROCEEDS

The Corporation, or its transferee, owns the entire Policy and may exercise all ownership rights granted to the owner of the Policy; provided however, that the Corporation may not, during the employ of Employee, or following the vesting of benefits by employee under the deleted Article 2 of the "Agreement", cancel the policy or otherwise reduce the death proceeds below Employee's portion as set forth in Article 3.2 below.

Notwithstanding and other provision hereof, it is the express intention of


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the parties to reserve to each of them all rights in and to the death proceeds portion of the Policy in the following manner:

3.1 CORPORATION'S PORTION. The Corporations's portion of the death proceeds of the Policy is that part not owned by the Employee pursuant to Article 3.2 below.
3.2  EMPLOYEE'S PORTION.

    a. The Employee's shall own no portion of the cash surrender value of the policy.

    b. The Employee's portion of the death benefit of the Policy, which portion shall, in no event, exceed the total death proceeds paid on the Policy, is equal to the sum of

       (i) the difference between (a) 1.5 times Employee's annual base salary at the date of his death, minus (b) $50,000 (but in no event shall said difference exceed $475,000), plus

       (ii) the present value, computed using a six (6%) interest rate, of the death benefits previously provided by Article 2 of the Deferred Compensation Agreement (the "Agreement") attached hereto and made a part hereof, which would have been unpaid as of the date of Employee's death had the Agreement not been amended to delete
       Article 2 in its entirety.

    c. For purposes of this Article, if Employee terminates service as an employee of Company for any reason or reasons other than his death before reaching either his normal or early retirement date, as defined in the Agreement, then for purposes of calculating the benefits to which employee is entitled under sub-subsection 3.2(b)(i), above, his base salary shall be deemed to be $0.00.

    d. Notwithstanding any other provision of this Agreement to the contrary, if Employee has retired as an employee of Company after attaining his normal retirement age or his early retirement age, then subparagraph (b) (i), above shall be read as follows:

       (i) The difference between (a) .75 times Employee's annual base salary at the date of his retirement, minus (b) $25,000 (but in no event shall said difference exceed $237,500).

3.3 LIMITATION. Neither party shall have or exercise any right in and to the portion of the death benefit of the Policy owned by and payable to the other party, including the right to collect the proceeds of the other party's portion of the Policy.


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3.4 ASSIGNMENT.  In the event Corporation shall transfer all its interest in the Policy, then all of Corporation's interest in the Policy and rights and obligations under this Agreement shall be vested in its transferee, who shall be substituted as a party hereunder, and Corporation shall have no further interest in the Policy or in this Agreement.

                   ARTICLE IV.  INSURER PROTECTION

4.1 INSURER PROTECTION. Insurer shall be bound only by the provisions of any endorsements on the Policy, and any payments made or action taken by it in accordance therewith shall fully discharge it from all claims, suits and demands of all persons whatsoever. Except as specifically provided by endorsement on the Policy, Insurer shall in no way be bound by the provisions of this Agreement.

                    ARTICLE V.  ERISA PROVISIONS

5.1 NAMED FIDUCIARY AND PLAN ADMINISTRATOR. Corporation is hereby designated the "Named Fiduciary" and Plan Administrator.

5.2 FUNDING. The funding policy for the Split Dollar arrangement shall be to maintain the Policy in force by paying, when due, all premiums required.

5.3 BASIS OF PREMIUM PAYMENTS AND BENEFITS. Payments to and from this Split Dollar Plan shall be in accordance with the provisions of Article III hereinabove.


          CLAIMS PROCEDURE FOR LIFE INSURANCE AND SPLIT DOLLAR PLAN

   A. Claims forms or claim information as to the Policy can be obtained by contacting _____________________________ ("Agent").

         When Corporation, in its capacity as named fiduciary, has a claim which may be covered under the provisions described in the Policy, it should contact the Agent who will either complete a claim form and forward it to the Insurer or advise Corporation what further requirements are necessary. The Insurer will evaluate the claim and make a decision as to payment within 90 days of the date the claim is received by the Insurer. If the claim is payable, a benefit check will be issued to the named beneficiaries, as set forth in Article III, above, and forwarded through the Agent named above.

        If for any reason a claim for benefits under the Policy is denied by the Insurer, the Insurer will notify Corporation, as named fiduciary, of


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   the denial.  Such notification will be made in writing, within 90 days of the date the claim is received, and will be transmitted through the Agent. The notification will include the specific reasons for the denial, as well as specific reference to the Policy provisions upon which the denial is based. Corporation will also be informed as to the steps which may be taken to have the claim reviewed.

        A decision as to the validity of a claim will ordinarily be made within 10 working days of the date the claim is received by the insurer. Occasionally, however, certain questions may prevent the Insurer from rendering a decision on the validity of the claim within the specific 90-day working period. If this occurs, Corporation, as named fiduciary, will be notified of the reasons for the delay, as well as the anticipated length of the delay, in writing and through the Agent. If further information or other material is required, Corporation will be so informed.

        If Corporation is dissatisfied with the denial of the claim, or the amount paid, it has 60 days from the date it receives notice of a claim denial to file its objections to the action taken by the Insurer. If Corporation wishes to contest a claim denial, it should notify the Agent, which will assist in making inquiry to the Insurer. All objections to the Insurer's actions should be in writing and submitted to the Agent for transmittal to the Insurer.

        The Insurer will review the claim denial and render a decision on the claim denial. Corporation will be informed in writing of the decision of the Insurer within 60 days following receipt of the review request by the Insurer. This decision will be final.

   B. Once a decision had been rendered as to the distribution of proceeds under the claim procedure described above as to the Policy, claims for any benefit due under the Plan or the surrender of the Policy may be made in writing by Corporation or Corporation's designated beneficiary.

        In the event a claim for benefits is wholly or partly denied or disputed, Corporation shall, within a reasonable period of time after receipt of the denial, notify the Employee's designated beneficiary of such total or partial denial or dispute listing:

   (a)  The specific reason or reasons for the denial or dispute;
   (b) Specific reference to pertinent plan provisions upon which the denial or dispute is based;
   (c) A description of any additional information necessary for the claimant to perfect the claim, and an explanation of why such material of information is necessary; and


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   (d)  An explanation of the plan's review procedure.  Within 60 days of denial or notice of claim under the plan, a claimant may request that the claim be reviewed by Corporation in a full and fair hearing. A final decision shall be rendered by Corporation within 60 days after receipt of request for review.

                     ARTICLE VI.  MISCELLANEOUS

6.1 AMENDMENT. This Split-Ownership Agreement may not be canceled, amended, altered or modified, except by a written instrument signed by all of the parties hereto.

6.2 NOTICE. Any notice, consent or demand required or permitted to be given under the provisions of this Split-Ownership Agreement by one party to another shall be in writing, shall be signed by the party giving or making the same, and may be given either by delivering the same to such other part personally, or by mailing the same, by United States Certified Mail, postage prepaid, to such party at the following address:

If to Corporation:             John H. Harland Company
                               2939 Miller Rd
                               Decatur, GA 30035
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If to Employee:



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The date of such mailing shall be deemed the date of such mailed notice, consent or demand.

6.3 BINDING EFFECT. This Agreement shall bind the Employee, the Corporation and their heirs, executors, administrators and transferees, and any Policy beneficiary.

6.4 CONTROLLING LAW. This Split-Ownership Agreement, and the rights of the parties hereunder, shall be governed by and construed pursuant to the laws of the State of Georgia.

6.5 HEADING. The headings at the beginning of each paragraph are for ease of reference only and are not to be resorted to in interpreting this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first written above.


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                                     JOHN H. HARLAND COMPANY

                                     By ___________________________

Witness

_______________________       EMPLOYEE ____________________________








































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